UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2008

River Hawk Aviation, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0-30440	22-3537927
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

3103 9th Avenue Drive, Hickory, NC 28601 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (231) 946-4343

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 5, 2007, the Board of Directors of River Hawk Aviation, Inc. (the “Company”), appointed David M. Otto to its Board of Directors.  David Otto has been the Managing Member of The Otto Law Group, PLLC, since 1999.  Mr. Otto’s practice focuses on corporate finance, securities and mergers and acquisitions, as well as corporate law and governance.  He is currently a member of the Board of Directors of Avisere, Inc., GeoBio Energy, Inc., Cambridge Partners, LLC, ECO2 Plastics, Inc., Renaissance Window Fashions, Inc., Saratoga Capital Partners, Inc., SinoFresh Healthcare, Inc., TechAlt, Inc. and SARS Corporation.  Mr. Otto earned an A.B. degree from Harvard University in 1981 and a J.D. from Fordham University School of Law in 1987.

The Board also named Mr. Otto to the Compensation Committee, a subcommittee of the Board.  To the extent that any information called for in Item 404(a) of Regulation S-B is required pursuant to this appointment, such information is currently unavailable and will be provided in an amendment to this Form 8-K within four days from when this information becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVER HAWK AVIATION, INC..
    (Company)

/s/    Calvin Humphrey______________
By: Calvin Humphrey
Its: President, CEO
Date: June 9, 2007